Exhibit 10.5

STOCK REPURCHASE AGREEMENT

This Stock Repurchase Agreement (this “Agreement”) is entered into as of this 22nd day of January 2018, by and among Hometown International, Inc., a Nevada corporation (the "Company"), and Benchmark Capital LLC (the "Stockholder").

RECITALS

WHEREAS, the Stockholder purchased 7,000 units from the Company in August 2014, said units consisting of 7,000 shares of common stock of the Company (the "Shares") and 14,000 warrants which expired pursuant to the terms thereof on September 30, 2017;

WHEREAS, the Stockholder desires to sell the Shares to the Company, and the Company is willing to repurchase the Shares from the Stockholder upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

SECTION 1

REPURCHASE AND SALE OF SHARES; CLOSING

1.1       Repurchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to purchase from the Stockholder and the Stockholder agrees to sell, transfer, convey and deliver to the Company all of the Shares for an aggregate purchase price of Five Thousand, Two Hundred and Fifty dollars ($5,250.00) (the “Purchase Price”).

1.2       Payment for Shares. Simultaneous with the execution and delivery of this Agreement, the Company shall pay the Purchase Price by the issuance and delivery to the Stockholder of a Promissory Note (the “Note”) in the form attached hereto as Exhibit A.

1.3       Closing Date. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneous on the date of execution and delivery of this Agreement (the “Closing Date”) and any other appropriate documentation between the parties (via overnight delivery, facsimile, electronic transmission, or by any other means as agreed upon by the parties hereto in writing), or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

1.4       Deliverables by the Company. At the Closing, the Company shall deliver to the Stockholder (i) this Agreement and (ii) the Note, both duly executed by the Company.

1.5      Deliverables by the Stockholder. At the Closing, the Stockholder shall deliver to the Company this Agreement. The execution and delivery of this Agreement by the Stockholder to the Company evidences the irrevocable appointment by the Stockholder of any officer, employee or agent of the Company as its attorney to cancel or transfer the Shares on the books of the Company with full power of substitution.

SECTION 2

REPRESENTATIONS AND WARRANTIES

2.1       Representations and Warranties of the Stockholder. The Stockholder represents and warrants to the Company as follows:

2.1.1      Power and Authority. The Stockholder has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

2.1.2     Validity; Enforceability. This Agreement has been duly executed by the Stockholder, and constitute legal, valid and binding obligations of the Stockholder, enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

2.1.3     No Encumbrances, Etc. The Stockholder is the owner of record of all right, title and interest (legal and beneficial), free and clear of all liens, in and to the Shares. Upon delivery of this Agreement and delivery to the Stockholder of the Purchase Price, good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, equities, claims, liabilities or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Company.

2.1.4     Knowledge; Access. The Stockholder has such knowledge and experience in financial and business matters and has been furnished access to such information and documents concerning the Company that it is capable of evaluating the merits and risks of accepting the Purchase Price in exchange for the Shares and the other terms and conditions of this Agreement. The Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of this repurchase and to obtain additional information regarding the Company's plans and future prospects.

2.1.5     Accredited Investor Status. The Stockholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

2.2       Representations and Warranties of the Company. The Company represents and warrants to the Stockholder as follows:

2.2.1     Power and Authority. The Company has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

2.2.2     Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

2.2.3     Validity; Enforceability. This Agreement and the Note have been duly executed by the Company, and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity (whether considered in an action at law or in equity).

SECTION 3

MISCELLANEOUS

3.1       Notices. In order to be effective, any notice or other communication required or permitted hereunder, shall, unless otherwise stated herein, be in writing and shall be transmitted by messenger, delivery service, mail or telecopy, as specified below:

If to the Company:

Hometown International, Inc.

25 E. Grant Street

Woodstown, NJ 08098

If to the Stockholder:

Benchmark Capital LLC

P. O. Box 25064

Winston Salem, NC 27114

or at such other address as a party shall designate in a written notice to the other parties hereto given in accordance with this Section 3.1. All notices and other communications shall be effective (a) if sent by messenger or delivery service, when delivered, (b) if sent by mail, five (5) days after having been sent by certified mail, with return receipt requested, or (c) if sent by telecopier with receipt acknowledged, when sent.

3.2     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

3.3     Entire Agreement, Amendment. This Agreement constitutes the entire agreement between the Company and Stockholder with respect to the transactions contemplated hereby and thereby; supersedes all prior or contemporaneous negotiations, communications, discussions and correspondence concerning the subject matter hereof; and may be amended or modified only with the written consent of the Company and the Stockholder.

3.4     Severability of Provisions. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement, and the parties shall use their respective best efforts to negotiate and enter into an amendment to this Agreement whereby such provision will be modified in a manner that is consistent with the intended economic consequences of the invalid provision and that, as modified, is legal and enforceable.

3.5     Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without giving effect to any choice of law or conflict, provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New Jersey to be applied.

3.6     Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

3.7     Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.

3.8      Further Assurances. Each party shall at any time and from time to time after the date hereof take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect its transfer of the Shares to the Company pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby. Any expenses incurred by the party being requested to take any further action pursuant to this Agreement shall be paid in advance by the party making such request.

[Remainder of Page Intentionally Omitted; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase Agreement to be executed the day and year first written above.

HOMETOWN INTERNATIONAL, INC.

By:	/s/Paul F. Morina
Name: Paul F. Morina
Title: President

BENCHMARK CAPITAL LLC

By:	/s/James T. Patten
Name: James T. Patten
Title: Manager